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                                                                  EXHIBIT 99.3

                      BEAR ISLAND PAPER COMPANY, L.L.C.
                                      &
                        BEAR ISLAND FINANCE COMPANY II

                          OFFER FOR ALL OUTSTANDING
                      10% SENIOR SECURED NOTES DUE 2007
                               IN EXCHANGE FOR
                 10% SERIES B SENIOR SECURED NOTES DUE 2007,
                       WHICH HAVE BEEN REGISTERED UNDER
                         THE SECURITIES ACT OF 1933,
                                  AS AMENDED

To: BROKERS, DEALERS, COMMERCIAL BANKS,
    TRUST COMPANIES AND OTHER NOMINEES:

   Bear Island Paper Company, L.L.C. (the "Company") and Bear Island Finance Company II ("FinCo" and, together with the Company, the "Issuers") are offering, upon and subject to the terms and conditions set forth in the
prospectus dated          , 1998 (the "Prospectus"), and the enclosed letter
of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") their 10% Series B Senior Secured Notes due 2007, which have been registered under the Securities Act of 1933, as amended, for their outstanding 10% Senior Secured Notes due 2007 (the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in the registration rights agreement in respect of the Old Notes, dated December 1, 1997, by and among the Issuers and the initial purchasers referred to therein.

   We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

   1. Prospectus dated       , 1998;

   2. The Letter of Transmittal for your use and for the information of your clients;

   3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

   4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

   5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

   6. Return envelopes addressed to First Trust of New York, National Association, the Exchange Agent for the Exchange Offer.

   YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON     , 1998, UNLESS EXTENDED BY THE ISSUERS (THE
"EXPIRATION DATE"). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

   To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes, or a timely Book-Entry confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

   If a registered holder of Old Notes desires to tender, but such Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

   The Issuers will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held

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by them as nominee or in a fiduciary capacity. The holders will be obligated to pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

   Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to First Trust of New York, National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                                 Very truly yours,
                                                 BEAR ISLAND PAPER COMPANY,
                                                 L.L.C. &
                                                 BEAR ISLAND FINANCE COMPANY
                                                 II

   NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures
















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